CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Yearly Report of Hurley Exploration, Inc. (the “Company”) on Form 10-KSB for the year ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chet Kurzawski, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Hurley Exploration, Inc..

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ Chet Kurzawski Chet Kurzawski Chief Executive Officer Chief Financial Officer

Dated: September 12, 2006